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                                                                       EXHIBIT 5

                    [LETTERHEAD OF BASS, BERRY & SIMS PLC]

                                 July 21, 2000

The Board of Directors of
National Commerce Bancorporation
One Commerce Square
Memphis, TN 38150

     RE: Registration Statement on Form S-8 Relating to the Employee Benefit Plans Listed on Exhibit A hereto

Ladies and Gentlemen:

     We have acted as counsel to National Commerce Bancorporation, a Tennessee corporation ("NCBC"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") relating to 4,464,000 shares of common stock, par value $2.00 per share, of NCBC (the "Common Stock") to be issued pursuant to the above referenced plans (the "Plans").

     In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of NCBC, such agreements and instruments, such certificates of public officials, officers of NCBC and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

     As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of NCBC and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
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National Commerce Bancorporation
July 21,2000
Page 2

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock issuable in connection with the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by NCBC pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), and to the use of our name under the heading "Legal Opinions" in any prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

     This opinion letter is being furnished by us to NCBC and the Commission solely for the benefit of NCBC and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by NCBC or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                    Sincerely,

                                    BASS, BERRY & SIMS PLC
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National Commerce Bancorporation
July 21, 2000
Page 3

                                   EXHIBIT A
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1993 Incentive Stock Option Plan
Salem Trust Bank 1986 Incentive Stock Option Plan
1995 Directors Performance Plan of American Federal Bank, FSB
1993 Nonstatutory Stock Option Plan for CCB Savings Bank of Lenoir, Inc., SSB 1993 Nonstatutory Stock Option Plan for Graham Savings Bank, Inc., SSB
Security Capital Bancorp Omnibus Stock Ownership and Long Term Incentive Plan Long-Term Incentive Plan
American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan
Stone Street Bancorp, Inc. Stock Option Plan